PHILLIPS-VAN HEUSEN CORPORATION


               ___________________________________


                    FIRST AMENDMENT AGREEMENT
                    DATED AS OF JUNE 24, 1996


                               to


                         NOTE AGREEMENTS
                   Dated as of October 1, 1992



          Re:  $55,000,000 7.85% Series A Senior Notes
                      Due November 1, 2002
                               and
             $8,000,000 7.02% Series B Senior Notes
                      Due November 1, 1999
                               and
             $6,000,000 7.75% Series C Senior Notes
                      Due November 1, 2002

                 PHILLIPS-VAN HEUSEN CORPORATION
             1290 Avenue of the Americas-11th Floor
                    New York, New York  10104

                    FIRST AMENDMENT AGREEMENT
                               TO
                         NOTE AGREEMENTS
                   Dated as of October 1, 1992
          Re:  $55,000,000 7.85% Series A Senior Notes
                      Due November 1, 2002
                               and
             $8,000,000 7.02% Series B Senior Notes
                      Due November 1, 1999
                               and
             $6,000,000 7.75% Series C Senior Notes
                      Due November 1, 2002
                                                      Dated as of
                                                      June 24, 1996

To the holders as
  defined hereinbelow

Ladies and Gentlemen:

          Reference is made to the separate Note Agreements each dated as of October 1, 1992 (The "Outstanding Note Agreements") between PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (the "Company"), and each of the Purchasers named on Schedule I thereto (the "Purchasers"), pursuant to which the Company issued and sold (i) $55,000,000 original aggregate principal amount of its 7.85% Series A Senior Notes due November 1, 2002 (the "Series A Notes"), (ii) $8,000,000 original aggregate principal amount of its 7.02% Series B Senior Notes due November 1, 1999 (the "Series B Notes") and (iii) $6,000,000 original aggregate principal amount of its 7.75% Series C Senior Notes due November 1, 2002 (the "Series
C Notes"). The Purchasers or transferees of such Purchasers are hereinafter collectively referred to as the "Holders." The
Series A Notes, Series B Notes and Series C Notes are hereinafter collectively referred to as the "Outstanding Notes."

     The Company and the Holders now desire to amend the Outstanding Note Agreements in the respects, but only in the respects, hereinafter set forth.

     Now, therefore, the Company and the Holders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

Phillips-Van Heusen Corporation First Amendment to Note Agreements

SECTION 1.   AMENDMENTS TO THE OUTSTANDING NOTE AGREEMENTS.

 Section 1.1. There shall be added as new subparagraphs (d) and (e) after subparagraph (c) in Section 1.1 of the Outstanding
Note Agreements the following:

          (d) Notwithstanding any of the foregoing, from the First Amendment Agreement Closing Date to, but not including, the Adjustment Date, the Notes shall bear interest at the Adjusted Coupon Rate payable semiannually on the first day of each May and November in each year, and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate per annum equal to the Adjusted Coupon Rate, plus 2.00% per annum, after the date due, whether by acceleration or otherwise, until paid. Notwithstanding this subparagraph (d), any computation of a Make-Whole Amount pursuant to this Agreement shall be based upon the respective interest rates of each series of Notes set forth in subparagraphs (a), (b) and (c) above.

          (e) At any time and at the sole option of any holder of a Note, such holder may surrender such Note for a new note or new notes of the same form as the Note so surrendered but revised to reflect the appropriate interest rate and this First Amendment Agreement (the "New Notes"). The Company shall deliver such New Notes not more than three
     (3) Business Days after any request by the holder of a Note. The Company agrees to pay all expenses incurred in connection with any exchange of Notes.

  Section 1.2.   Section 5.6 of each of the Outstanding Note
Agreements shall be and is hereby amended to read in its entirety as follows:

          Section 5.6.  Limitations on Debt; Interest
     Charges Coverage Ratio. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

         (1)   Funded Debt evidenced by the Notes;

         (2)   Funded Debt of the Company and its Restricted
     Subsidiaries outstanding as of October 1, 1992 and reflected on Annex B to Exhibit B hereto;

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Phillips-Van Heusen Corporation First Amendment to Note Agreements

         (3) additional Funded Debt of the Company and its Restricted Subsidiaries incurred subsequent to the First
     Amendment Agreement Closing Date;

         (4) Current Debt of the Company or any Restricted Subsidiary; provided, however, that during the twelve-month period immediately preceding the date of any determination hereunder, there shall have been a period of thirty consecutive days during which the average daily amount of Current Debt of the Company and all Restricted Subsidiaries shall not exceed an amount equal to $25,000,000 plus the amount of Funded Debt which could have been incurred (in addition to any Funded Debt then outstanding) on each such day by the Company and all Restricted Subsidiaries pursuant to and in accordance with Sec. 5.6(a)(3) and Sec. 5.6(b)(3); and

         (5)   Current Debt or Funded Debt of a Restricted
     Subsidiary to the Company or to a Wholly-owned Restricted
     Subsidiary.

     (b)   In addition to the restrictions contained in Sec.
5.6(a), the Company shall not:

         (1) permit Basket Obligations to exceed 15% of Consolidated Net Worth;

         (2) create, assume or incur or in any manner become liable in respect of any Debt secured by a Lien described in Sec. 5.7(viii), if, after giving effect thereto, the sum of
     (i) Basket obligations plus (ii) all Debt secured by Liens incurred pursuant to Sec. 5.7(a)(vii), would exceed 15% of Consolidated Net Worth; and

         (3)   permit the ratio of Funded Debt to Consolidated
     Total Capitalization for the respective periods set forth below to exceed the ratio set forth opposite such period:

                         PERIOD                 RATIO

          From the date hereof through and      .55 to 1
          including the fiscal year ending
          February 2, 1997:

          For the entire fiscal year ending     .50 to 1
          February 1, 1998:

          and at all times thereafter:          .45 to 1

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Phillips-Van Heusen Corporation First Amendment to Note Agreements

    (c) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Sec. 5.6 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

    (d) The Company will not at any time permit the ratio of Net Income Available for Interest Charges to Interest Charges for the period of four consecutive fiscal quarters ending on or about the end of each month specified below to be less than the ratio set forth opposite such month:

                    PERIOD                  RATIO

                    April 1996              1.25x
                    July 1996               1.25x
                    October 1996            1.30x

                    January 1997            1.40x
                    April 1997              1.70x
                    July 1997               1.70x
                    October 1997            2.00x

                    January 1998            2.00x
                    April 1998              2.25x
                    July 1998               2.25x
                    October 1998 and each
                    April, July, October
                    and January thereafter  2.50x

  Section 1.3. The following shall be added as new definitions in the appropriate alphabetical locations in Section 8.1 of the Outstanding Note Agreements:

          "Adjusted Coupon Rate" shall mean 8.35% with respect to the Series A Notes, 7.52% with respect to the Series B Notes and 8.25% with respect to the Series C Notes.

          "Adjustment Date" shall mean the first date, if any, with respect to which the Company has certified (by written certificate (in reasonable detail including, without limitation, copies of the relevant ratings) of the chief financial officer of the Company) to the holders of the Notes that the Company's 7.75% Senior Debentures due 2023 (the "Senior Debentures"), or, in the event that such Senior Debentures are no longer outstanding, other obligations representing unsecured Funded Debt of the Company which have an average life equal to or greater than the remaining

Phillips-Van Heusen Corporation First Amendment to Note Agreements

     average life of the Notes, are accorded a rating of at least
     Baa3 by Moody's Investors Service, Inc. and BBB- by Standard
     & Poor's Corporation.

          "First Amendment Agreement Closing Date" shall mean the date on which the First Amendment Agreement to Note
     Agreements dated as of June 24, 1996 shall have been duly executed and delivered to the Holders referred to therein.

          "Consolidated Total Capitalization" shall mean as of the date of any determination thereof the sum of (a) Funded
     Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and (b) Consolidated Net Worth.

  Section 1.4. Section 8.1 of the Outstanding Note Agreements shall be and is hereby amended as follows:

         (a) The definition of "Interest Charges" is hereby amended to read in its entirety as follows:

          "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense on any particular
          Indebtedness for which such calculations are being made, net of any interest income.

          (b)   The definition of "Net Income Available for
     Interest Charges" is hereby amended to read in its entirety as follows:

          "Net Income Available for Interest Charges" for any period shall mean the sum of (i)
          Consolidated Net Income during such period plus (to the extent deducted in determining
          Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted
          Subsidiaries during such period, (iii) the one-time restructuring reserve of $27,000,000 taken in the third and fourth quarters of the fiscal year ended January 28, 1996 and (iv)
          Interest Charges of the Company and its
          Restricted Subsidiaries during such period.

          (c) The definition of "Pro Forma Interest Charges" is deleted in its entirety.

Phillips-Van Heusen Corporation First Amendment to Note Agreements

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

  Section 2.1. To induce the Holders to execute and deliver this First Amendment Agreement (which representations shall survive the execution and delivery of this First Amendment Agreement), the Company represents and warrants to the Holders, as true and correct as of the date of execution and delivery of this First Amendment Agreement, that

         (a) the Company and each Restricted Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation;

         (b) this First Amendment Agreement has been duly authorized, executed and delivered by it and this First
     Amendment Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms;

         (c) each of the Outstanding Note Agreements and the Outstanding Notes, as amended by this First Amendment Agreement, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms;

         (d) the execution, delivery and performance by the Company of this First Amendment Agreement (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate or cause a default under (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Sec. 2.1(c);

         (e) as of the date hereof after giving effect to this First Amendment Agreement, no Default or Event of Default has occurred which is continuing; and

Phillips-Van Heusen Corporation First Amendment to Note Agreements

         (f) no consents or approvals are necessary from any other holder of any Indebtedness of the Company to give effect to this First Amendment Agreement.

SECTION 3.   CONDITIONS PRECEDENT.

  Section 3.1. This First Amendment Agreement shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

         (a) executed counterparts of this First Amendment Agreement, duly executed by the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Outstanding Notes, shall have been delivered to the Holders;

         (b) the representations and warranties of the Company set forth in Sec. 2 hereof are true and correct as of the date of execution and delivery of this First Amendment
     Agreement; and

         (c) the Company shall have paid the reasonable fees and expenses of Chapman and Cutler, counsel to the Holders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment Agreement as required by Sec. 9.4 of the Outstanding Note Agreements.

Upon receipt of all of the foregoing, this First Amendment
Agreement shall become effective.

SECTION 4.   MISCELLANEOUS.

  Section 4.1.   This First Amendment Agreement shall be
construed in connection with and as part of each of the Outstanding Note Agreements, and all terms, conditions and covenants contained in each of the Outstanding Note Agreements shall be and remain in full force and effect.

  Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment Agreement may refer to the Outstanding Note Agreements without making specific reference to this First Amendment Agreement but nevertheless all such references shall include this First Amendment Agreement unless the context otherwise requires.

  Section 4.3. The descriptive headings of the various Sections or parts of this First Amendment Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Phillips-Van Heusen Corporation First Amendment to Note Agreements

  Section 4.4. This First Amendment Agreement shall be governed by and construed in accordance with New York law.

  Section 4.5. This First Amendment Agreement shall be binding upon the Company, the Holders and their respective successors and assigns.

Phillips-Van Heusen Corporation First Amendment to Note Agreements


     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment Agreement to each of the Outstanding Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                             PHILLIPS-VAN HEUSEN CORPORATION



                             By
                                Its

Phillips-Van Heusen Corporation First Amendment to Note Agreements


     The execution by each of the following Holders shall constitute its acceptance of the First Amendment Agreement and its confirmation that it holds the Outstanding Notes set opposite its name as of the date of its execution and delivery hereof.

Accepted as of June 24, 1996:
                                                OUTSTANDING NOTES


THE EQUITABLE LIFE ASSURANCE SOCIETY  $10,000,000 Series A Notes
  OF THE UNITED STATES                 $8,000,000 Series B Notes
                                       $6,000,000 Series C Notes


By________________________________
  Its


EQUITABLE VARIABLE LIFE INSURANCE      $8,000,000 Series A Notes
  COMPANY



By________________________________
  Its


UNUM LIFE INSURANCE COMPANY OF        $20,000,000 Series A Notes
  AMERICA



By________________________________
  Its


NATIONWIDE LIFE INSURANCE              $8,000,000 Series A Notes
   COMPANY



By________________________________
  Its

Phillips-Van Heusen Corporation First Amendment to Note Agreements


EMPLOYERS LIFE INSURANCE COMPANY       $2,000,000 Series A Notes
  OF WAUSAU



By________________________________
  Its


LUTHERAN BROTHERHOOD                   $7,000,000 Series A Notes




By________________________________
  Its